Exhibit 99.1

Contact: Deepak Chaudhry
Phone: (812) 962-5095

FOR IMMEDIATE RELEASE

Accuride Corporation Reports Second Quarter Results for 2004

EVANSVILLE, Ind. – August 12, 2004 – Accuride Corporation today announced net sales of $120.6 million for the second quarter ended June 30, 2004.  This compares to net sales of $94.2 million for the second quarter of 2003, an increase of 28.0%.  The increase is a result of the continuing cyclical recovery and greater penetration of aluminum wheels in the commercial vehicle industry.  For the six months ended June 30, 2004, net sales were $232.0 million compared to net sales of $182.5 million for the same six-month period in 2003, an increase of 27.1%.

Adjusted EBITDA of $26.4 million for the second quarter ended June 30, 2004, is up from $19.4 million for the second quarter of 2003, an increase of 36.1%.  The resulting EBITDA margin has increased to 21.9% of net sales from 20.6% of net sales in last year’s second quarter, primarily due to increased volume.  For the first six months of 2004, Adjusted EBITDA increased by $12.4 million, or 34.3%, to reach $48.6 million.  The purpose and reconciliation of Adjusted EBITDA for the Company to the most directly comparable GAAP measure is set forth on Page 4 of this press release.

“We believe the demand for trucks is being fueled by the 6% increase in freight tonnage since the start of the year, which has improved the profitability of fleets enabling them to replace their aging equipment.  Class 8 truck production, the bellwether of the commercial vehicle industry, is up 44% since the start of the year,” said Terry Keating, Accuride’s President and CEO.  “Heading into the second half of 2004, revenue should remain strong but the rising costs associated with raw material continue to be challenging.”

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The Company’s liquidity position remained strong at June 30, 2004, with $40.9 million in cash and revolver availability of $41.0 million.

Accuride had net income of $4.8 million, or 4.0% of net sales, for the second quarter ended June 30, 2004, compared to a net loss of $6.0 million, or a negative 6.4% of net sales, for the second quarter of 2003.  For the six months ended June 30, 2004, Accuride had a net income of $9.5 million, or 4.1% of net sales, compared to a net loss of $6.5 million, or a negative 3.6% of net sales, for the same six-month period in 2003.

The Company will conduct a conference call to review and discuss its second quarter results on Friday, August 13, 2004, at 10 a.m. (CDT).  The phone number to access the conference call is (888) 428-4479 in the United States, or (612) 332-0228 internationally.  A replay will be available beginning August 13, 2004, at 1:30 p.m. (CDT), through August 20, 2004, by calling (800) 475-6701 in the United States, or (320) 365-3844 internationally, access code 740207.  The financial results for the three-month and six-month period ended June 30, 2004, will also be archived at http://www.accuridecorp.com.

Accuride Corporation is North America’s largest manufacturer and supplier of wheels for heavy/medium trucks and trailers.  The Company offers the broadest product line in the North American heavy/medium wheel industry and is the only North American manufacturer and supplier of both steel and forged aluminum heavy/medium wheels.  Accuride Corporation also produces wheels for buses, commercial light trucks, pick-up trucks, sport utility vehicles, and vans.  Accuride Corporation has steel wheel operations in Henderson, Kentucky; London, Ontario, Canada; and Monterrey, Mexico.  Accuride has aluminum wheel operations in Erie, Pennsylvania, and Cuyahoga Falls, Ohio.  Additionally, the Company produces tire molds at its Erie, Pennsylvania, facility.  Accuride is also involved in a commercial tire and wheel assembly joint venture in Springfield, Ohio.  For more information, visit Accuride’s website at http://www.accuridecorp.com.

Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the strength of revenue in the second half of 2004 and the Company’s expectations, hopes, beliefs and intentions on strategies regarding the future.  It is important to note that the Company’s actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including but not limited to market demand in the commercial vehicle industry, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings.  Accuride assumes no obligation to update the information included in this release.

ACCURIDE CORPORATION

CONSOLIDATED STATEMENTS OF INCOME

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Three Months Ended June 30,
	2004	2003
NET SALES	$120,631	$94,207
COST OF GOODS SOLD	95,488	75,690
GROSS PROFIT	$25,143	$18,517
OPERATING EXPENSES:
Selling, General & Administrative	6,418	6,305
INCOME FROM OPERATIONS	18,725	12,212
OTHER INCOME (EXPENSE):
Interest Income	30	59
Interest (Expense)	(9,063)	(9,473)
Refinancing Costs	—	(11,257)
Equity in Earnings of Affiliates	155	199
Other Income (Expense), Net	(1,676)	110
INCOME (LOSS) BEFORE INCOME TAXES	8,171	(8,150)
INCOME TAX PROVISION (BENEFIT)	3,393	(2,197)
NET INCOME (LOSS)	$4,778	$(5,953)

	Six Months Ended June 30,
	2004	2003
NET SALES	$232,032	$182,455
COST OF GOODS SOLD	184,925	148,317
GROSS PROFIT	$47,107	$34,138
OPERATING:
Selling, General & Administrative	12,789	12,194
INCOME FROM OPERATIONS	34,318	21,944
OTHER INCOME (EXPENSE):
Interest Income	55	131
Interest (Expense)	(18,276)	(18,385)
Refinancing Costs	—	(11,257)
Equity in Earnings of Affiliates	293	379
Other (Expense), Net	(1,537)	(503)
INCOME (LOSS) BEFORE INCOME TAXES	14,853	(7,691)
INCOME TAX PROVISION (BENEFIT)	5,308	(1,160)
NET INCOME (LOSS)	$9,545	$(6,531)

ACCURIDE CORPORATION

CONSOLIDATED ADJUSTED EBITDA

(DOLLARS IN THOUSANDS)

(UNAUDITED)

	Three Months Ended June 30,
	2004	2003
NET INCOME (LOSS)	4,778	(5,953)
Net Interest Expense	9,033	9,414
Income Taxes	3,393	(2,197)
Refinancing Costs	—	11,257
Equity in Earnings of Affiliates	(155)	(199)
Other Expense (Income), Net	1,676	(110)
INCOME FROM OPERATIONS	18,725	12,212
Depreciation	7,476	7,019
Equity in Earnings of Affiliates	155	199
Restructuring, severance and other charges	—	—
ADJUSTED EBITDA	$26,356	$19,430

	Six Months Ended June 30,
	2004	2003
NET INCOME (LOSS)	9,545	(6,531)
Net Interest Expense	18,221	18,254
Income Taxes	5,308	(1,160)
Refinancing Costs	—	11,257
Equity in Earnings of Affiliates	(293)	(379)
Other Expense, Net	1,537	503
INCOME FROM OPERATIONS	34,318	21,944
Depreciation	13,772	13,875
Equity in Earnings of Affiliates	293	379
Restructuring, severance and other charges	240	—
ADJUSTED EBITDA	$48,623	$36,198

a)  For the six months ending June 30, 2004, Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates, plus (i)  $0.2 million for costs associated with the fire damage and resulting business interruption sustained at our facility in Cuyahoga Falls, Ohio in August 2003.  Item (i) effected gross profit.

b)  Adjusted EBITDA is not intended to represent cash flow as defined by generally accepted accounting principles (“GAAP”) and should not be considered as an indicator of cash flow from operations.  Adjusted EBITDA represents income from operations plus depreciation plus equity in earnings of affiliates plus non-recurring items.  However, other companies may calculate Adjusted EBITDA differently.  Accuride has included information concerning Adjusted EBITDA in this press release because Accuride’s management and our board of directors use it as measure of our performance to internal business plans to which a significant portion of management incentive programs are based.  In addition, future investment and capital allocation decisions are based on Adjusted EBITDA.  Investors and industry analysts use Adjusted EBITDA to measure the Company’s performance to historic results and to the Company’s peer group.  The Company has historically provided the measure in previous press releases and believes it provides transparency and continuity to investors for comparable purposes.  Certain financial covenants in our borrowing arrangements are tied to similar measures.  Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of net sales.

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